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                                     Subsidiaries of the Company
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                                                                            Location of
Name                                       Incorporation               Doing Business as Name
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
DF Enterprises, Inc.                         Delaware          DF Enterprises, Inc.
FD Management, Inc.                          Delaware          FD Management, Inc.
Elizabeth Arden International Holding Co.    Delaware          Elizabeth Arden International Holding Co.
Elizabeth Arden (Canada) Limited             Canada            Elizabeth Arden (Canada) Limited
Elizabeth Arden (Puerto Rico) Inc.           Puerto Rico       Elizabeth Arden (Puerto Rico) Inc.
Elizabeth Arden (Australia) Pty Ltd.         Australia         Elizabeth Arden (Australia) Pty Ltd.
Elizabeth Arden (New Zealand) Ltd.           New Zealand       Elizabeth Arden (New Zealand) Ltd.
Elizabeth Arden (South Africa)(Pty) Ltd.     South Africa      Elizabeth Arden (South Africa)(Pty) Ltd.
Elizabeth Arden (Zug) GmbH                   Switzerland       Elizabeth Arden (Zug) GmbH
Elizabeth Arden (Netherlands) Holding B.V.   Netherlands       Elizabeth Arden (Netherlands) Holding B.V.
Elizabeth Arden International S.a.r.l.       Switzerland       Elizabeth Arden International S.a.r.l.
Elizabeth Arden (Singapore) PTE Ltd.         Singapore         Elizabeth Arden (Singapore) PTE Ltd.
Elizabeth Arden Handels GmbH                 Austria           Elizabeth Arden Handels GmbH
Elizabeth Arden (Italy) S.r.l.               Italy             Elizabeth Arden (Italy) S.r.l.
Esdecon XXI, S.L.                            Spain             Esdecon XXI, S.L.
Elizabeth Arden (Denmark) ApS                Denmark           Elizabeth Arden (Denmark) ApS
Elizabeth Arden (Sweden) AB                  Sweden            Elizabeth Arden (Sweden) AB
Elizabeth Arden (Norway) AS                  Norway            Elizabeth Arden (Norway) AS
Elizabeth Arden (UK) Ltd.                    United Kingdom    Elizabeth Arden (UK) Ltd.
Elizabeth Arden Korea Yuhan Hoesa            Korea             Elizabeth Arden Korea Yuhan Hoesa

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